Exhibit (a)(1)(C)

SOCIETAL CDMO, INC.

1 E. UWCHLAN AVE, SUITE 112

EXTON, PENNSYLVANIA 19341

OPTION EXCHANGE – ELECTION FORM

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME,

ON FRIDAY, JULY 1, 2022, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the Offer to Exchange Eligible Options for New Restricted Stock Units, dated June 1, 2022, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Societal CDMO, Inc. (“Societal CDMO”), describing the terms of the Exchange Offer (the “Offer Documents”); (2) the email from Societal CDMO on June 1, 2022 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended. The Exchange Offer expires at 5:00 p.m., Eastern Time, on Friday, July 1, 2022, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW AND ATTACHED TO THIS FORM.

If you wish to participate in the Exchange Offer with respect to an Eligible Option, please click on the “Accept” button next to the New RSU award in order to tender such Eligible Option in exchange for the grant of New RSU(s) under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole. If you do not click on the “Accept” button next to the New RSU award with respect to an Eligible Option, such Eligible Option will remain outstanding subject to its original terms, and no New RSUs will be granted to you in exchange for such Eligible Option.

If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Options subject to their original terms, and no New RSUs will be granted to you.

No action is required if you wish to reject the Exchange Offer and retain all of your Eligible Options.

See the Instructions to Election Form attached to this Election Form for additional information.

Employee Name: [Participant Name]

Eligible Option Grant Number	XXXX

Eligible Option Grant Date	XXXX

Eligible Option Grant Type	XXXX

Eligible Option Exercise Price	XXXX

Eligible Shares	XXXX

New RSU Exchange Ratio	XX to 1

New RSUs	XXXX

*

RSUs will vest and become exercisable in two equal annual installments following the New RSU Grant Date, subject to the Eligible Employee’s continuous service with Societal CDMO and other relevant terms and conditions of the 2018 Plan.

YOUR ELECTRONIC SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.

Please note that you may change your election by submitting a new properly completed and signed Election Form via email (by PDF or similar imaged document file) to: optionexchange@societalcdmo.com prior to the expiration time, which is 5:00 p.m., Eastern Time, on Friday, July 1, 2022, unless extended. The last valid election submitted to Societal CDMO prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

AGREEMENT TO THE TERMS OF ELECTION

To:	Societal CDMO, Inc. (“Societal CDMO”)

1 E. Uwchlan Ave, Suite 112

Exton, Pennsylvania 19341

Email: optionexchange@societalcdmo.com

By electronically accepting this Election Form, I acknowledge and agree that:

1.

I have received from Societal CDMO the Offer to Exchange Eligible Options for New Restricted Stock Units, including the Summary Term Sheet – Questions and Answers, dated June 1, 2022 (collectively, the “Offer Documents”), and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.

2.

I tender to Societal CDMO for exchange the Eligible Options specified on this Election Form and understand that, upon acceptance by Societal CDMO, this Election Form will constitute a binding agreement between Societal CDMO and me. I have checked the box(es) corresponding to the Eligible Options that I elect to tender for exchange. I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option will not be accepted, and such options will remain outstanding subject to their original terms following the expiration of the Exchange Offer.

3.

If I validly tender an Eligible Option for exchange and such Eligible Option is accepted by Societal CDMO, such Eligible Option will automatically be cancelled by Societal CDMO in exchange for the grant of one or more New RSUs with the applicable New RSU terms described in the Offer Documents, including, without limitation:

•	Each New RSU will not have an exercise or purchase price.

•	Each New RSU will represent the right to receive one share of Societal CDMO common stock for each New RSU that vests in the future.

•	The number of New RSUs will be determined using an exchange ratio that takes into account the fair value of my tendered Eligible Option.

Each New RSU will be granted under the 2018 Plan.

•

Each New RSU will vest and become exercisable in two equal annual installments following the New RSU Grant Date, subject to the Eligible Employee’s continuous service with Societal CDMO and other relevant terms and conditions of the 2018 Plan.

4.

To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I must remain an Eligible Employee on and prior to the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them. I understand that if my employment with Societal CDMO ceases on or prior to the date on which the surrendered Eligible Options are canceled and the New RSUs are granted to replace them, Societal CDMO will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions. If I cease providing services to Societal CDMO for any reason before the shares underlying my New RSUs vest, I will forfeit any unvested portion of my New RSUs, subject to the terms of the 2018 Plan.

5.	Neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with Societal CDMO.

6.

This election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Expiration Time, as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 5:00 p.m., Eastern Time, on Friday, July 1, 2022 unless the Exchange Offer is extended. Participation in the Exchange Offer is entirely my decision and should be made based on my personal circumstances. Societal CDMO has not authorized any person to make any recommendation on its behalf as to whether or not I should participate in the Exchange Offer.

7.

I may receive certain future confirmation letters or other communications from Societal CDMO in connection with the Exchange Offer, including a communication confirming that Societal CDMO has received this Election Form and whether Societal CDMO ultimately accepts or rejects this Election Form.

INSTRUCTIONS TO ELECTION FORM

1.

DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Options for New Restricted Stock Units, dated June 1, 2022, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from Societal CDMO. The use of “Societal CDMO,” “we,” “us” and “our” in this Election Form refers to Societal CDMO, Inc.

2.

EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 5:00 p.m., Eastern Time, on Friday, July 1, 2022, unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 11:59 p.m. Eastern Time on Friday, July 29, 2022).

3.

DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, an electronically signed copy of this Election Form must be received by Societal CDMO before 5:00 p.m., Eastern Time, on Friday, July 1, 2022 (or such later date as may apply if the Exchange Offer is extended) by the following means:

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is successfully submitted through the E*TRADE portal.

You are not required to tender any of your Eligible Options for exchange. If you choose to tender one or more of your Eligible Options for exchange, please check the box on your Election Form corresponding to each Eligible Option that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New RSUs.

4.

WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 5:00 p.m., Eastern Time, on Friday, July 1, 2022, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered options after 11:59 p.m. Eastern Time on Friday, July 29, 2022).

To withdraw tendered Eligible Options, you must deliver a properly completed and signed Notice of Withdrawal via email (by PDF or similar imaged document file) to: optionexchange@societalcdmo.com

Withdrawals may not be rescinded unless the withdrawn Eligible Options are properly re-tendered before the Expiration Time by following the procedures described in Instruction 3 above.

5.

SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Employee who holds the Eligible Options to be tendered using the same name for such Eligible Employee as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.

REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Offer Documents or this Election Form) should be directed via email to optionexchange@societalcdmo.com.

7.

IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Option for exchange. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Employee before the Expiration Time. No Eligible Option will be accepted for exchange until the Eligible Employee exchanging the Eligible Option has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Time. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	ALTERNATIVE, CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.

IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offer Documents, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.